EXHIBIT 99.1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Aphrodite’s (A division of Digital Age Business, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Aphrodite’s as of December 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

July 20, 2021

Aphrodite’s

Balance Sheets

	December 31, 2020	December 31, 2019
Assets

Current Assets:
Cash	$9,598	$851,042
Accounts Receivable - Net	144,436	-
Inventory	1,217,623	1,002,132
Prepaid Expenses	300,791	311,828
Total Current Assets	1,672,447	2,165,002
Other Assets	10,000	10,000
Total Assets	$1,682,447	$2,175,002

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts Payable and Accrued Liabilities	$1,302,631	$2,455,151
Loans payable	2,087,999	200,000
Total Current Liabilities	3,390,630	2,655,151

Commitments and Contingencies	-	-

Stockholders’ Equity
Common Stock, 100 shares, no par value shares issued and outstanding	-	-
Accumulated Deficit	(1,708,183)	(485,354)
Total Stockholders’ Equity	(1,708,183)	(485,354)
Total Liabilities and Stockholders’ Equity	$1,682,447	$2,169,797

Aphrodite’s

Statements of Operations

	December 31, 2020	December 31, 2019

Sales - Net	$9,672,786	$10,665,048
Cost of Sales	2,879,178	3,883,574
Gross Profit	6,793,608	6,781,474

General and Administrative Expenses	8,092,314	8,350,752
Total Operating Expenses	8,092,314	8,350,752
Income (Loss) from Operations	(1,298,706)	(1,569,278)

Other Income (Expense)
Other Misc. Income	75,877	-
Total Other Income (Expense)	75,877	-
Loss From Operations Before Income Taxes	(1,222,829)	(1,569,278)
Provision for Income Taxes	-	-
Net Loss	$(1,222,829)	$(1,569,278)

Basic and fully diluted loss per share

Weighted average number of shares outstanding	100	100

Aphrodite’s

Statement of Changes of Stockholders’ Equity

	Common stock
	Shares	Value	Retained Earnings	Total Stockholders’ Equity
Balance, December 31, 2018	100	$-	$1,083,924	$1,083,924

Net income (loss)			(1,569,278)	(1,569,278)

Balance December 31, 2019	100	$-	$(485,354)	$(485,354)

Net income (loss)			(1,222,829)	(1,222,829)

Balance December 31, 2020	100	$0	$(1,708,183)	$(1,708,183)

Aphrodite’s

Statements of Cash Flows

	December 31, 2020	December 31, 2019

Cash Flows From Operating Activities:
Net income (loss)	$(1,222,829)	$(1,569,278)
Changes in operating assets and liabilities
Accounts receivable	(144,436)
Prepaid expenses	11,037	(311,828)
Inventory	(215,491)	(734,225)
Accounts payable and accrued liabilities	(1,157,725)	2,048,763
Other assets	-	73,355
Net cash (used for) operating activities	(2,729,442)	(493,213)

Cash Flows From Investing Activities:
Net cash provided by (used for) investing activities	-	-

Cash Flows From Financing Activities:
Proceeds from loans	1,887,999	200,000
Net cash provided by financing activities	1,887,999	200,000

Net Increase (Decrease) In Cash	(841,444)	(293,213)
Cash At The Beginning Of The Period	851,042	1,144,254
Cash At The End Of The Period	9,598	851,042

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

APHRODITE’S

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Aphrodite’s f/k/a Pandora’s Box Inc., (“the Company”) operated as a division of Digital Age Business, Inc. (“Digital Age”) a Florida corporation formed on October 9, 2014. The Company operates as an online jewelry retailer. On February 10, 2021, Bergio International, Inc. (“BRGO”) entered into an Acquisition Agreement with Digital Age pursuant to which the shareholders of Digital Age (the “Selling Shareholders”) agreed to sell all of the assets (the “Acquired Assets”) and liabilities (“Assumed Liabilities”) of its Aphrodite’s business to a recently formed wholly-owned subsidiary of the Company known as Aphrodite’s Marketing, Inc., a Wyoming corporation in exchange for newly created Series B Preferred Stock of Bergio.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. Certain prior year amounts have been reclassified to conform to the presentation in the current year. The Company has adopted a December 31 year-end.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company. All intercompany accounts and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable from customers, accounts payable, and loans payable. The carrying amounts of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. On December 31, 2020, and 2019, the Company had $9,598 and $851,042 of cash.

Accounts Receivable

Accounts receivables are generated from sales of online jewelry. Substantially all of the Company’s sales come from credit card receipts therefore no allowance for bad debts is necessary. The balances of accounts receivable were $144,436 and $-0- as of December 31, 2020 and December 31, 2019, respectively.

Inventory

Inventory consists of finished jewelry items purchased from third parties and are stated at the lower of cost or market.  The Company uses specific SKU identification to determine the cost of sales for each item sold. The balances of inventory were $1,217,623 and $1,002,132 as of December 31, 2020 and December 31, 2019, respectively.

Revenue Recognition

Beginning January 1, 2019, the Company implemented ASC 606, Revenue from Contracts with Customers. Although the new revenue standard is expected to have an immaterial impact, if any, on our ongoing net income, we did implement changes to our processes related to revenue recognition and the control activities within them. These included the development of new policies based on the five-step model provided in the new revenue standard, ongoing contract review requirements, and gathering of information provided for disclosures.

The Company recognizes revenue from product sales or services rendered when control of the promised goods are transferred to our clients in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle we apply the following five steps: identify the contract with the client, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to performance obligations in the contract and recognize revenues when or as the Company satisfies a performance obligation.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company’s income tax returns are open for examination for up to the past three years under the statute of limitations. There are no tax returns currently under examination.

Basic Income (Loss) Per Share

Basic income (loss) per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Prepaid Expenses

Prepaid expenses are comprised primarily of prepaid interest on notes payable and prepaid rent. As of December 31, 2020 prepaid interest amounted to $225,472.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

NOTE 2 GOING CONCERN

As of December 31, 2020, the Company had cash and cash equivalents of $9,598 and an accumulated deficit of $1,708,183. Additionally, the Company had negative working capital of $1,718,183. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financials have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. If the Company is, in fact, unable to continue as a going concern, the shareholders may lose some or all of their investment in the Company.

NOTE 3 - CAPITAL STOCK

The Company has 100 shares of $1.00 par value common stock authorized. The Company had 100 shares of common stock issued and outstanding as of December 31, 2020, and 2019, respectively.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

The Company entered into an approximate three year lease agreement on October 1, 2019, to rent three office suites. The lease requires monthly payments of approximately $8,879 per month. The total rent commitment for 2021 is $106,552 and the commitment for 2022 is $70,610.

NOTE 5 - LOANS PAYABLE

As of December 31, 2020 the Company had loans payable amounting to $2,087,999 due to seven different lenders. $150,000 of this amount was due to the Small Business Administration (“SBA”) had a 30 year maturity. The remaining $1,937,999 is comprised of loans with interest rate ranging from 6% to 37% and range in maturity from approximately 7 weeks to 13 weeks and are secured by all of the assets of the Company. as of December 31, 2020 the Company had prepaid $225,472 in interest on these loans.

Additionally, as of December 31, 2020 approximately $529,000 of the loan balance was in default and remains in default on the date of this Report.

NOTE 6 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2020, to the date these financial statements were issued, and has determined that it does not have any other material subsequent events to disclose in these financial statements except as follows:

On February 10, 2021, Bergio International, Inc. (“BRGO”) entered into an Acquisition Agreement with Digital Age pursuant to which the shareholders of Digital Age (the “Selling Shareholders”) agreed to sell all of the assets (the “Acquired Assets”) and liabilities (“Assumed Liabilities”) of its Aphrodite’s business to a recently formed wholly-owned subsidiary of the Company known as Aphrodite’s Marketing, Inc., a Wyoming corporation in exchange for newly created Series B Preferred Stock of Bergio.